Exhibit 99.1

Aeries Technology Reports Fiscal Year 2026 Results

Reports Full-Year Revenue of $70 Million and Adjusted EBITDA of $8.3 Million,

Exceeding Increased Adjusted EBITDA Guidance Range; Fourth Consecutive Quarter of Positive Operating Cash Flow

NEW YORK, June 8, 2026 – Aeries Technology, Inc. (“Aeries” or the “Company”) (Nasdaq: AERT), a global leader in Global Capability Center (“GCC”) services and business transformation solutions for private equity-backed enterprises, today announced financial results for the fiscal year ended March 31, 2026.

Fiscal Year Ended March 31, 2026 (Fiscal Year 2026) Financial Highlights

●	Revenue: Revenue for fiscal year 2026 was $70 million.

●	Income from Operations: Income from operations for fiscal year 2026 was $4.5 million, compared to $(28.8) million for fiscal year 2025.

●	Net Income: Net income for fiscal year 2026 was $3.5 million, compared to $(21.6) million for fiscal year 2025.

●	Adjusted EBITDA: Adjusted EBITDA for fiscal year 2026 was $8.3 million, with an Adjusted EBITDA margin of 11.9%, above the Company’s increased guidance range of $7 million to $8 million, compared to $(4.7) million and a margin of (6.6)% for fiscal year 2025.

●	Operating Cash Flow: The Company generated $6.8 million in cash from operating activities during fiscal year 2026, compared to $(1.0) million used in operations in fiscal year 2025, and reported positive operating cash flow for the fourth consecutive quarter.

Financial Outlook

The Company is reiterating its previously stated guidance for fiscal year 2027:

●	Revenue between $80 million and $84 million

●	Adjusted EBITDA between $10 million and $12 million

Ajay Khare, Chief Executive Officer of Aeries, commented: “Fiscal year 2026 was a year of meaningful operational progress for Aeries. We delivered revenue of $70 million and Adjusted EBITDA of $8.3 million, exceeding our increased guidance range of $7 million to $8 million, with Adjusted EBITDA margin expanding to 11.9% from (6.6)% in fiscal year 2025. We generated $6.8 million in cash from operating activities, reported our fourth consecutive quarter of positive operating cash flow, and returned to net income of $3.5 million.

During the year, we continued to improve operating leverage through disciplined execution, automation-enabled productivity initiatives, and expansion of multi-year GCC engagements across North America, India, and Mexico. We also continued to deepen our relationships within the private equity ecosystem and expand client engagements across our GCC delivery model. This included the launch of our AeriesOne A1 GCC Platform, which embeds AI-enabled automation across our delivery model and represents an important step in how we deliver value for clients.

Based on our current portfolio of signed contracts and ongoing client expansions, we are reiterating our previously stated fiscal year 2027 outlook. We remain focused on profitable growth, operational discipline, and continued execution across our GCC platform.”

Strategic and Operational Highlights

●	Launched the AeriesOne A1 GCC Platform, integrating AI-enabled automation into GCC operations to enable improved efficiency, scalability, and real-time decision-making across client engagements

●	Continued momentum in transformation programs and automation-enabled delivery initiatives

●	Sustained focus on governance, operational efficiency, and scalable delivery execution

Demand for GCC-led operating models remained strong throughout the year, particularly among private equity-backed and mid-market enterprises seeking scalable, technology-enabled global operating structures.

Aeries further scaled its Mexico delivery presence during the year, supporting multi-country GCC strategies and nearshore-offshore operating models for North American clients.

Conference Call Details

The Company will host a conference call to discuss its financial results on Monday, June 8, 2026, at 8 AM ET. The call will be accessible by telephone at 1-877-407-0792 (domestic) or 1-201-689-8263 (international). The call transcript will also be available on the Company’s investor relations website at https://ir.aeriestechnology.com/

About Aeries Technology

Aeries Technology (Nasdaq: AERT) is a global leader in AI-enabled value creation, business transformation, and Global Capability Center (GCC) delivery for private equity-backed enterprises. Leveraging advanced technologies, automation, and scalable global delivery models, Aeries provides tailored GCC and transformation solutions designed to support long-term operational efficiency and enterprise value creation.

Founded in 2012, Aeries Technology supports clients through its India and Mexico delivery operations and continues to focus on scalable GCC-led transformation programs for private equity-backed and mid-market enterprises.

Non-GAAP Financial Measures

The Company uses non-GAAP financial information and believes it is useful to investors as it provides additional information to facilitate comparisons of historical operating results, identify trends in its underlying operating results and provide additional insight and transparency on how it evaluates the business. The Company uses non-GAAP financial measures to budget, make operating and strategic decisions, and evaluate its performance. The Company has detailed the non-GAAP adjustments that it makes in the non-GAAP definitions below. The adjustments generally fall within the categories of non-cash items. The Company believes the non-GAAP measures presented herein should always be considered along with, and not as a substitute for or superior to, the related GAAP financial measures. In addition, similarly titled items used by other companies may not be comparable due to variations in how they are calculated and how terms are defined. For further information, see “Reconciliation of Non—GAAP Financial Measures” below, including the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures.

The Company defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, further adjusted to exclude stock-based compensation, M&A transaction-related costs, severance pay, and changes in fair value of derivative liabilities.

Adjusted EBITDA is a key performance indicator the Company uses in evaluating our operating performance and in making financial, operating, and planning decisions. The Company believes this measure is useful to investors in the evaluation of Aeries’ operating performance as such information was used by the Company’s management for internal reporting and planning procedures, including aspects of our consolidated operating budget and capital expenditures. Adjusted EBITDA as a measure has some limitations in that it does not reflect: (i) our cash expenditures or future requirements for capital expenditures or contractual commitments; (ii) foreign exchange gain/loss; (iii) changes in, or cash requirements for, working capital; (iv) significant interest expense or the cash requirements necessary to service interest or principal payments on our outstanding debt; (v) payments made or future requirements for income taxes; (vi) cash requirements for future replacement or payment in depreciated or amortized assets; (vii) stock based compensation costs, (viii) severance pay, (ix) Business Combination and M&A transaction related costs, which represent non-recurring legal, professional, personnel and other fees and expenses incurred in connection with potential mergers and acquisitions related activities, and (x) change in fair value of derivative liabilities. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by Revenue.

The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, as the Company is unable to estimate significant non-recurring or unusual items without unreasonable effort. The amounts and timing of these items are uncertain and could be material to the Company’s results calculated in accordance with GAAP.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate”, “expect”, “hope”, “intend”, “may”, “might”, “should”, “would”, “will”, “understand” and similar words are intended to identify forward looking statements. These forward-looking statements include but are not limited to, statements regarding our future operating results, outlook, guidance and financial position, our business strategy and plans, our objectives for future operations, potential acquisitions and macroeconomic trends. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of Aeries and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, our ability to continue as a going concern; our ability to retain and expand our client base; changes in the business, market, financial, political and legal conditions in India, Singapore, the United States, Mexico, the Cayman Islands and other countries, including developments with respect to inflation, interest rates and the global supply chain, including with respect to economic and geopolitical uncertainty in many markets around the world, the potential of decelerating global economic growth and increased volatility in foreign currency exchange rates; the potential for our business development efforts to maximize our potential value; the ability to maintain the listing of our Class A ordinary shares and our public warrants on Nasdaq, and the potential liquidity and trading of our securities; changes in applicable laws or regulations and other regulatory developments in the United States, India, Singapore, Mexico, the Cayman Islands and other countries; our ability to develop and maintain effective internal controls, including our ability to remediate the material weakness in our internal controls over financial reporting; our success in retaining or recruiting, or changes required in, our officers, key employees or directors; our financial performance; our ability to make acquisitions, divestments or form joint ventures or otherwise make investments and the ability to successfully complete such transactions and integrate with our business; the period over which we anticipate our existing cash and cash equivalents will be sufficient to fund our operating expenses and capital expenditure requirements; the conflicts between Russia and Ukraine, and Israel and Hamas, and between the United States and Iran, and the tensions between China and Taiwan, and any restrictive actions that have been or may be taken by the U.S. and/or other countries in response thereto, such as sanctions or export controls; risks related to cybersecurity and data privacy; the impact of inflation; and the fluctuation of economic conditions, global conflicts, inflation and other global events on Aeries’ results of operations and global supply chain constraints. Further information on risks, uncertainties and other factors that could affect our financial results are included in Aeries’ periodic and current reports filed with the U.S. Securities and Exchange Commission. Furthermore, Aeries operates in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Aeries disclaims any intention to, and undertakes no obligation to, update or revise forward-looking statements.

Contact

IR@aeriestechnology.com

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except percentages)

	Year Ended March 31,
	2026	2025	$ Change	% Change
Revenues, net	$70,014	$70,198	$(184)	(0)%
Cost of Revenue	52,715	53,478	763	1%
Gross Profit	$17,299	$16,720	$579	3%
Gross Profit Margin	25%	24%
Operating expenses
Selling, general & administrative expenses	12,781	45,490	32,709	72%
Total operating expenses	$12,781	$45,490	$32,709	72%
(Loss) / income from operations	$4,518	$(28,770)	$33,288	116%
Other income / (expense)
Change in fair value of forward purchase agreement put option liability	(51)	4,585	(4,636)	(101)%
Change in fair value of derivative liabilities	208	738	(530)	(72)%
Gain on settlement of forward purchase agreement put option liability	-	581	(581)	(100)%
Interest income	318	326	(8)	(2)%
Interest expense	(463)	(751)	288	38%
Other income, net	935	624	311	50%
Total other income	947	6,103	(5,156)	(84)%
(Loss) / income before income taxes	5,465	(22,667)	28,132	124%
Income tax benefit / (expenses)	(1,991)	1,072	(3,063)	(286)%
Net (loss) / income	$3,474	$(21,595)	$25,069	116%
Less: Net (loss) / income attributable to noncontrolling interest	278	(1,163)	1,441	124%
Less: Net (loss) / income attributable to redeemable noncontrolling interests	642	(718)	1,360	189%
Net (loss) / income attributable to the shareholders of Aeries Technology, Inc.	$2,554	$(19,714)	$22,268	113%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands, except percentages)

	Year Ended March 31,
	2026	2025
Net (loss) / income	$3,474	$(21,595)
Income tax (benefit) / expense	1,991	(1,072)
Interest income	(318)	(326)
Interest expense	463	751
Depreciation and amortization	837	1,384
Impairment loss	-	1,693
EBITDA	$6,447	$(19,165)
Adjustments
(+) Stock-based compensation	293	12,746
(+) Business Combination and M&A transaction related costs	1,000	6,993
(+) Severance Pay	728	678
(-) Change in fair value of derivative liabilities	(157)	(5,323)
(-) Gain on settlement of forward purchase agreement put option liability	-	(581)
Adjusted EBITDA	$8,311	$(4,652)
Revenue	70,014	70,198

Adjusted EBITDA margin [Adjusted EBITDA / Revenue]	11.9%	(6.6)%

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW

(In thousands)

	Year Ended March 31,
	2026	2025	$ Change	% Change
Cash and Cash Equivalent at the beginning of period	$2,764	$2,084	$680	33%
Net cash provided by / (used in) operating activities	6,772	(1,009)	7,781	(771)%
Net cash used in investing activities	(1,418)	(858)	(560)	(65)%
Net cash (used in) / provided by financing activities	(3,017)	2,432	(5,449)	224%
Effects of exchange rates on cash	(223)	115	(338)	(294)%
Cash and Cash Equivalent at the end of period	$4,878	$2,764	$2,114	75%

CONSOLIDATED BALANCE SHEET

(In thousands)

	As of March 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$4,878	$2,764
Accounts receivable, net of allowance of $1,335 and $3,574 as of March 31, 2026, and March 31, 2025, respectively	12,719	10,982
Prepaid expenses and other current assets, net of allowance of $0 and $0, as of March 31, 2026, and March 31, 2025, respectively	6,170	7,581
Deferred transactions costs	125
Total current assets	$23,892	$21,327
Property and equipment, net	1,750	1,570
Operating right-of-use assets	8,608	9,602
Deferred tax assets, net	3,689	4,064
Long-term investments, net of allowance of $52 and $76, as of March 31, 2026, and March 31, 2025, respectively	1,896	1,830
Other assets	2,059	1,440
Total assets	$41,894	$39,833

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY / (DEFICIT)
Current liabilities:
Accounts payable	$9,270	$8,154
Accrued compensation and related benefits, current	3,568	2,432
Operating lease liabilities, current	2,694	2,543
Short-term borrowings	4,436	6,504
Forward purchase agreement put option liability	4,287	5,034
Other current liabilities	6,434	7,753
Total current liabilities	$30,689	$32,420
Long term debt	798	1,096
Operating lease liabilities, noncurrent	6,358	7,483
Derivative warrant liabilities	421	629
Deferred tax liabilities	197	139
Other liabilities	6,016	4,170
Total liabilities	$44,479	$45,937

Commitments and contingencies

Redeemable noncontrolling interest	448	(42)

Shareholders’ equity / (deficit)
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding	-	-
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 48,497,154 shares issued and outstanding as of March 31, 2026; 47,152,626 shares issued and outstanding as of March 31, 2025	5	5
Class V ordinary shares, $0.0001 par value; 1 share authorized, issued and outstanding	-	-
Net shareholders’ investment and additional paid-in capital	29,115	27,203
Less: Common Stock held in treasury at cost; 2,997,954 shares as on March 31, 2026 and 1,285,392 shares as on March 31, 2025	(1,304)	(724)
Accumulated other comprehensive loss	(1,977)	(908)
Accumulated deficit	(28,873)	(31,380)
Total Aeries Technology, Inc. shareholders’ deficit	$(3,034)	$(5,804)
Noncontrolling interest	1	(258)
Total shareholders’ deficit	(3,033)	(6,062)
Total liabilities, redeemable noncontrolling interest and shareholders’ deficit	$41,894	$39,833

Source: Aeries Technology, Inc.